GREENBERG
TRAURIG


                                  June 8, 2004


VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

     Re:  Rapidtron, Inc., a Nevada corporation
          Form SB-2/A Registration Statement


Ladies and Gentlemen:

     We refer to the above-captioned amended registration statement on Form SB-2/A (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Rapidtron, Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission on or about the date of this letter.

     We have examined the originals, photocopies, certified copies or other evidence of such records of (1)the Company, certificates of officers of the Company and public officials, and other documents we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

     Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the related Prospectus. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.


                         Very truly yours,


                         Greenberg Traurig, LLP




Greenberg Traurig, LLP | Attorneys at Law | 18300 Von Karman Avenue, Suite 850 | Irvine, California 92612 | Tel 949.252.8801 | Fax 949.252.8805

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